EXHIBIT 10.12


                              EMPLOYMENT AGREEMENT


         This AGREEMENT dated as of March 27, 1998 between BRIDGEPORT MACHINES, INC., a Delaware corporation (the "Company") and Walter C. Lazarcheck (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Executive is the Vice President and Chief Financial Officer of the Company; and

         WHEREAS, it is of the utmost importance to the Company that it continue to have the benefit of the Executive's services, experience and loyalty, and the Executive has indicated his willingness to provide his services, experience and loyalty on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

         1.       Employment and Duties

                  (a) General. The Company hereby employs the Executive and the Executive agrees upon the terms and conditions herein set forth to serve as Vice President and Chief Financial Officer of the Company and in such capacity, the Executive agrees to perform the duties delineated in the by-laws of the Company, together with such additional duties, commensurate with the Executive's position as Vice President Finance and Chief Financial Officer as may be assigned to the Executive from time to time by the Board of Directors (the "Board") of the Company. Notwithstanding the foregoing, the Executive's position and title may be changed by the Board; provided that the Executive shall at all times be an executive of the Company. If elected or appointed, the Executive shall also serve as a director or officer of any of the Company's subsidiaries or affiliated companies and, if elected, will serve as a member of the Board or committees of the Board, without further compensation. The principal location of the Executive's employment shall be in Fairfield County, Connecticut, although the Executive understands and agrees that he may be required to travel from time to time for business reasons.

                  (b) Exclusive Services. Throughout the Period (as defined in paragraph 2 below), the Executive shall, except as may from time to time be otherwise agreed in writing by the Company, devote his full-time working hours to his duties hereunder, shall faithfully serve the Company, shall in all respects conform to and comply with the lawful and reasonable directions and instructions given to him by the Board, and shall use his best efforts to promote and serve the interests of the Company.

                  (c) No Other Employment. Throughout the Period, the Executive shall not, directly or indirectly, render services to any other person or organization for which he receives compensation without the consent of the Board or otherwise engage in activities which would interfere significantly with the faithful performance of his duties thereunder. The Executive may perform inconsequential services without direct compensation therefor in connection with the management of personal investments, provided that such activity does not contravene the provisions of subparagraph 1(b) or paragraph 5 hereof.

         2. Terms of Employment. The Company shall retain the Executive and the Executive shall serve in the employ of the Company until the earlier of his retirement, death, disability or voluntary termination. Notwithstanding any of the foregoing, should the Executive be involuntarily terminated other than for cause as defined in Subparagraph 4(a)(ii), this Agreement shall remain in full force and effect for a period of two years from the date of involuntary termination.

         3. Compensation and Other Benefits. Subject to the provisions of this Agreement, the Company shall pay and provide the following compensation and other benefits to the Executive during the Period as compensation for services rendered hereunder:

                  (a) Base Salary. The Company shall pay to the executive an annual base salary (the "Base Salary") at the rate of $139,150 per annum, payable in accordance with the payroll practices of the Company. The Company shall be entitled to deduct or withhold all taxes and charges which the Company may be required to deduct or withhold therefrom. The Base Salary will be reviewed not less than annually by the Board and may be increased, but not decreased below the amount of this Base Salary set forth in the first sentence of this subparagraph (a), as adjusted annually for charges in the U.S. City Average Consumer Price Index for all urban consumers (CPI-U (1967=100)), as published by the U.S. Department of Labor, Bureau of National Statistics, unless waived by the Executive.

                  (b) Employee Benefit Plans. At all times during the Period, the Executive shall be provided the opportunity to participate in pension and welfare plans, programs and benefits (the "Plans") offered generally to all executives of the Company.

                  (c) Fringe Benefits. The Executive shall be entitled to four weeks of vacation annually and the use of an automobile, subject to and in accordance with the policies of the Company currently in effect.

         4.       Termination of Employment

                  (a)      Termination    for   Cause:    Resignation    Without
Substantial Breach.

                            (i) If, prior to the  expiration of the Period,  the
Executive's employment is terminated by the Company for Cause, as defined in subparagraph 4(a)(ii), or if the Executive resigns from his employment hereunder, other than by reason of a Substantial Breach, as defined in subparagraph 4(b)(ii), the Executive shall be entitled to payment of the pro rate portion of the Executive's Base Salary under subparagraph 3(a) through and including the date of the written notice of termination or resignation delivered in accordance with subparagraph or resignation delivered in accordance with subparagraph 4(a)(iii) hereof. The Executive shall not be eligible to receive Base Salary or to participate in any Plans under subparagraph 3(b), with respect to future periods after the date of such termination or resignation except for the right to receive vested benefits under any Plan in accordance with the terms of such Plan.

                            (ii)  Termination for "Cause" shall mean termination
of the Executive's employment with the Company by the Board because of (A) any act or omission which constitutes a material breach by the Executive of his obligations or agreements under this Agreement or the failure or refusal of the Executive to satisfactorily perform any duties reasonably required hereunder, after notification by the Board of such breach, failure or refusal and failure of the Executive to correct any such breach, failure or refusal within ten business days of such notification (other than by reason of the incapacity of the Executive due to physical or mental illness) or (B) the commission of the Executive of a felony or the perpetration by the Executive of common law fraud against any of the Company or any affiliate or subsidiary thereof.

                           (iii) The date of  termination  of  employment by the
Company under this paragraph 4(a) shall be the later of the date, if any, set forth in the written notice of termination delivered by the Company to the Executive or the date of receipt by the Executive of written notice of termination. The date of resignation under this paragraph 4(a) shall be ten business days after receipt by the Company of written notice of resignation.

                  (b) Termination Without Cause: Resignation After Substantial Breach

                           (i)  Subject  to  the   provisions  of   subparagraph
4(b)(iii), if the Executive's employment is terminated by the Company without Cause, as defined in subparagraph 4(a)(ii), or if the Executive resigns from his employment hereunder following a Substantial Breach by the Company, as defined in subparagraph 4(b)(ii) (such Substantial Breach having not been corrected by the Company within ten business days of receipt of written notice from the Executive of the occurrence of such Substantial Breach, which notice shall specifically set forth the nature of the Substantial Breach which is the reason for such resignation), the Executive shall be entitled to payment of Severance Benefits, as such term is defined below in this subparagraph, and subject to the provision of Subparagraph 4(c), (d) and 4(e) hereof, to coverage for the
Executive and the Executive's immediate family under any life, health, disability of accident insurance plan (the "Welfare Plans") maintained by the Company, or to comparable benefits, through the period beginning with the date of termination or resignation. "Severance Benefits" shall mean an amount equal to two full years of salary at the rate in effect as of the date of termination or resignation, as the case may be plus any and all benefits or benefit plans as described in subparagraphs 3(b) and (c) herein. The amount of any bonus awarded (but not received) during the year preceding the date of termination (or in the year of termination if a bonus in respect of such year had been awarded prior to the date of termination).

                           (ii)   "Substantial   Breach"   shall  mean  (a)  the
assignment to the Executive of any position or duties or principal office materially inconsistent with the provisions of paragraph 1 hereof; (b) a reduction by the Company in the Base Salary; or (c) the failure by the Company to allow the Executive to participate in the Plans in accordance with subparagraph 3(b); provided, however, that the term "Substantial Breach" shall not (x) include an immaterial breach by the Company of any provisions of this Agreement, including clause (a) or (c) above, which does not result in substantial detriment to the Executive, or (y) a termination for Cause.

                           (iii)  If,  following  a  termination  of  employment
without Cause or a resignation following a substantial Breach, the Executive materially breaches the provisions of paragraph 5 hereof such that the Company has or is likely to suffer substantial detriment, the Executive shall not be eligible, as of the date of such breach, for the payment of Severance Benefits and all obligations and agreements of the Company to pay Severance Benefits shall thereupon cease.

                           (iv) The date of  termination  of  employment  by the
Company under the subparagraph 4(b) shall be the later of the date specified in a written notice of termination to the Executive or the date on which such notice is given to the Executive. The date of resignation under this subparagraph 4(b) shall be ten business days after receipt by the Company of written notice or resignation, provided that the Substantial Breach specified in such notice shall not have been corrected by the Company during such ten business day period.

                           (v)  Severance  Benefits  shall  be paid at the  time
compensation would otherwise have been paid in accordance with the payroll policy of the Company in effect immediately preceding the date of termination of the Executive's employment or the Executive's resignation under subparagraph 4(b).

                  (c) Death. If the Executive dies his beneficiary or estate shall be entitled to receive, to the date of death, the case compensation payable to the Executive (Base Salary, at the rate paid to the Executive pursuant to subparagraph 3(a) at the date of death plus any bonus or other accrued compensation). In addition, the Executive's immediate family shall be entitled to participate in the Welfare Plans for a period of 180 days following the date of death.

                  (d) Disability. If the Executive becomes permanently Disabled, as defined below in this subparagraph 4(d), prior to the expiration of the Period, the Company shall be entitled to terminate his employment. In the event of such termination, the Executive shall be entitled to receive a pro rata portion of the Base Salary, at the rate paid to the Executive at the date of such termination for a period of 180 days following such dates and such amounts, if any, as are payable to the Executive under any applicable insurance policies. In addition, the Executive and the Executive's immediate family shall be entitled to participate in the Welfare Plans for a period of 180 days following such date of termination of employment. For the purposes of this subparagraph 4(d), the Executive shall be deemed "Permanently Disabled" when, and only when, he is deemed permanently disabled in accordance with the disability policy of the Company as in effect from time to time.

                  (e) Retirement. If the Executive's employment is terminated upon his Retirement, as defined below in this subparagraph 4(e), the Executive shall be entitled to receive Base Salary, bonus and benefits in accordance with paragraph 3 for and in connection with the period through and including the date of such termination of employment. The Executive shall have no right under this Agreement or otherwise to receive any other compensation, or to participate in employment benefit programs with respect to future periods after such termination of employment with respect to the year of such termination and later years. "Retirement" shall mean the voluntary termination of employment by the Executive after the Executive attains age 62.

         5.       Secrecy and Noncompetition.

                  (a) No Competing Agreement. For so long as the Executive is employed by the Company and continuing for two years after the termination of such employment or resignation therefrom (such period being referred to hereinafter as the "Restricted Period"), the Executive shall not, unless he receives the prior written consent of the Company, directly or indirectly, (i) own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business organization or entity that, at such time, competes with the Company in, or is engaged in, or
(ii) otherwise enter into, the business of developing, manufacturing or selling machine tools or their accessories anywhere in the United States or Europe (a "Competitor"); provided, however, that nothing herein shall be deemed to restrict the Executive from owning an interest in a publicly traded Competitor which interest does not exceed 2% of the outstanding capital stock of a Competitor.

                  (b)  Consultation.   The  Executive  agrees  that  during  the
Restricted Period the Executive shall be available to the Company for consultation up to 15 days per year at such times and locations as are agreed by both the Executive and the Company. In consideration for the Executive's consulting and advisory services, the Company agrees to make payments to the Executive twice monthly at the rate of $500 per day for each day of actual service as a consultant for the balance of the Restricted Period following the Executive's termination of employment with the Company, provided that the Executive continues to comply with the provisions of the paragraph 5. In addition, the Company will reimburse the Executive for any reasonable out-of-pocket expenses incurred by the Executive in connection with the Executive's consulting and advisory services following presentation to the Company of reasonable documentation evidencing such expenses. The rate of the Executive's compensation pursuant to this subparagraph 5(b) shall be reviewed annually and may be increased, but not decreased, by the Board. Upon two weeks prior written notice to the Executive, the Company may elect to discontinue payments pursuant to this subparagraph 5(b), and, provided that the Executive has not failed to comply with the provisions of this subparagraph 5(b), the Executive shall not be bound by the covenants set forth in subparagraph 5(a) hereof, effective two weeks after receipt of such notice by the Executive.

                  (c) No Interference. During the Restricted Period, the Executive shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company), intentionally solicit, endeavor to entice away from the Company, or otherwise interfere with the relationship of the Company with, any person who is employed by or otherwise engaged to perform services for the Company including, but not limited to, any independent sales representatives or organizations) or any person or entity who is, or was within the then most recent twelve-month period, a customer or client or the Company.

                  (d) Secrecy.  The Executive recognizes that the services to be performed by him hereunder are special, unique and extraordinary in that, by reason of his employment hereunder and his past employment with the Company, he may acquire or has acquired confidential information and trade secrets concerning the operation of the Company's predecessors, or any of its affiliates or subsidiaries, the use of disclosure of which could cause the Company, or any of its affiliates or subsidiaries, substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, the Executive covenants and agrees with the Company that he will not at any time, except in performance of the Executive's obligations to the Company hereunder or with the prior written consent of the Board, directly or indirectly, disclose any secret or confidential information that he may learn or has learned by reason of his association with the Company, or any predecessors. The term "confidential information" includes, without limitation, information not in the public domain and not previously disclosed to the public or to the trade by the Company's management with respect to the Company's affiliates or subsidiaries' products, facilities and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, (including the revenues, costs or profits associated with any of the Company's products), business plans, prospects or opportunities. The Executive understands and agrees that the rights and obligations set forth in this subparagraph 5(d) are perpetual and, in any case, shall extend beyond the Restricted Period and the Executive's employment hereunder.

                  (e) Exclusive Property. The Executive confirms that all confidential information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by the Executive relating to the business of the Company shall be and remain with property of the Company. Upon the termination of his employment with the Company or upon the request of the Company at any time, the Executive shall promptly deliver to the Company, and shall not, without the consent of the Company, which shall not be unreasonably withheld, retain copies of any written materials prepared by or for the Company not previously made available to the public, or records and documents ,made by the Executive or coming into his possession and not in the public domain concerning the business, or affairs of the Company or any predecessors to its business or any of its affiliates or subsidiaries. The Executive understands and agrees that the rights and obligations set forth in this subparagraph 5(e) are perpetual and, in any case, shall extend beyond the Restricted Period and the Executive's employment hereunder.

                  (f) Inventions. The Executive hereby sells, transfers and assigns to the Company or to any person, or entity designated by the Company, all of the entire right, title and interest of the Executive in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Executive, solely or jointly, or in whole or in part, during his employment (including employment prior to the date hereof) by the Company which are not generally known to the public or recognized as standard practice and which (i) relate to methods, apparatus, designs, products, processes or devices sold, leases, used or under construction or development by the Company or any subsidiary and (ii) arise (wholly or partly) from the efforts of the Executive during the term hereof (an "Invention"). The Executive shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to any such Inventions: and, whether during the term hereof or thereafter, the Executive shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as reasonably may be required of the Executive to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereon. Any invention by the Executive within six months following the termination of this Agreement shall be deemed to fall within the provisions of this paragraph unless the Executive bears the burden of proof of showing that the Invention was first conceived and made following such termination.

                  (g) Injunctive Relief. Without intending to limit the remedies available to the Company, the Executive acknowledges that a breach of any of the convenants contained in this paragraph 5 may result in material irreparable injury to the Company or the affiliates or subsidiaries for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach of threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by this Paragraph 5 or such other relief as may be required to specifically enforce any of the covenants in this paragraph 5. The Executive hereby agrees and consents that such injunctive relief may be sought ex parte in any state or federal court of record in the State of Connecticut, or in the state and county in which such violation may occur, or in any other court having jurisdiction, at the election of the Company. The Executive agrees to and hereby does submit to in personam jurisdiction before each and every such court for that purpose.

                  (h) Extension of Restricted Period. In addition to the remedies the Company may seek and obtain pursuant to subparagraph (g) of this paragraph 5, the Restricted Period shall be extended by any and all periods during which the Executive shall be found by a court possessing personal jurisdiction over him to have been in violation of the covenants contained in this paragraph 5.

         6. Nonassignability; Binding Agreement

                  (a) By the Executive. Neither this Agreement nor any right, duty, obligation or interest hereunder shall be assignable or delegable by the Executive without the Company's prior written consent; provided, however, that nothing in this paragraph shall preclude the Executive from designating any of his beneficiaries to receive any benefits payable hereunder upon his death, or his executors, administrators, or their legal representatives, from assigning any rights hereunder to the person or persons entitled thereto.

                  (b) By the Company. This Agreement and all of the Company's right and obligations hereunder may be assigned, delegated or transferred by it to any business entity which at any time by merger, consolidation or otherwise acquired all or substantially all of the assets of the Company or to which the Company transfers all or substantially all of its assets. Upon such assignment, delegation or transfer, any such affiliate, subsidiary or business entity shall be deemed to be substituted for all purposes as the Company hereunder.

                  (c) Binding Effect. This Agreement shall be binding upon the inure to the benefit of, the parties hereto, any successors to or assigns of the Company and the Executive's heirs and the personal representatives of the Executive's estate.

         7. Severability. If the final determination of a court to competent jurisdiction declares, after the expiration of the time within which judicial review (if, permitted) of such determination may be perfected, that any term of provision hereof is invalid of unenforceable, (a) the remaining terms of provision shall be deemed replaced by a term or provision that is valid and enforeceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

         8. Amendment; Waiver. This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both parties hereto; provided, however, that any such modification, amendment or waiver on the part of the Company shall have been previously approved by the Board. The waiver by either party of compliance with any provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

         9. Governing Law. All matters affecting this Agreement, including the validity thereof, are to be governed by interpreted and construed in accordance with the laws of the State of Connecticut.

         10. Notices. Any notice hereunder by either party to the other shall be given in writing by personal delivery or certified mail, return receipt requested. If addressed to the Executive, the notice shall be delivered or mailed to the Executive at the address specified under the Executive's signature hereto, or if addressed to the Company, the notice shall be delivered or mailed to the Company at its executive offices to the attention of the Board of Directors of the Company. A notice shall be deemed given, if by personal delivery, on the date of such delivery, or if by certified mail, on the date shown on the applicable return receipt.

         11. Supersedes Previous Agreements. This Agreement supersedes all prior or contemporaneous negotiations, commitments, agreements and writings with respect to the subject matter hereof, all such other negotiations, commitments, agreements and writings will have no further force or effect, and the parties to any such other negotiation, commitment, agreement or writing will have no further rights or obligations thereunder.

         12. Counterparts. This Agreement may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         13. Headings. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

         IN WITNESS WHEREAS, the Company has caused this Agreement to be signed by its members of its Compensation Committee of the Board of Directors pursuant to the authority of its Board, and the Executive has executed this Agreement as of the date and year first written above.



                                                     BRIDGEPORT MACHINES, INC.



                                                By:  /s/Robert Cresci
                                                     --------------
                                                     Robert Cresci


                                                By:  /s/Eliot Fried
                                                     --------------
                                                     Eliot Fried



                                                EXECUTIVE


                                                /s/Walter C. Lazarcheck
                                                ------------------------
                                                Walter C. Lazarcheck
                                                109 Overhill Road
                                                Stormville, NY  12582